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                                                                   EXHIBIT 10.16

                          Full-Recourse Promissory Note

$56,285                                                            March 9, 2001


            FOR VALUE RECEIVED, Hugh Davis (the "Maker"), hereby promises to pay to GREENFIELD ONLINE, INC. (the "Payee"), the principal amount of Fifty-Six Thousand Two Hundred Eighty-Five Dollars ($56,285) on the earlier to occur of:
(i) a "Change of Control of the Payee" (defined below) or (ii) May 17, 2004 (the "Maturity Date"), in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts, and to pay interest on the unpaid principal amount from time to time outstanding hereunder at the rate of 8% per annum, compounded annually based on a year of 360 days. Such interest shall be payable together with principal, when and as paid, with the final payment of interest to be payable together with all outstanding principal hereunder on the Maturity Date. In addition, the Maker promises to pay additional interest at 12% per annum on any overdue principal and (to the extent permitted by law) on any overdue interest, from the due date thereof until the obligation of the Maker with respect to the payment thereof shall be discharged. A "Change of Control of the Payee" shall be deemed to have occurred upon the occurrence of a "Sale of the Corporation" as such term is defined in the Payee's Restated Certificate of Incorporation filed on or about the date hereof.

            The Maker may, at his sole option, at any time and from time to time prepay this Note, without penalty, in whole or in part, together with interest on the principal amount so prepaid to the date of such prepayment (with any such prepayment amount applied first to the payment of interest and then to the repayment of principal).

            The Maker shall make a mandatory prepayment (each, a "Mandatory Prepayment") in an amount equal to 100% of any and all dividends, distributions and other payments (including the proceeds of any sale, transfer or other disposition) paid on or with respect to the Pledged Collateral securing this Note pursuant to the Pledge Agreement dated as of the date hereof between the Maker and the Payee (as amended, the "Pledge Agreement"). Each such Mandatory Prepayment shall be due and payable immediately upon receipt thereof by the Maker and shall be applied first to interest on this Note accrued and unpaid as of the date of the Mandatory Prepayment and then to the principal amount of this Note then outstanding.

            The Payee shall be entitled to the rights and security granted by the Maker to the Payee pursuant to the Pledge Agreement.

            Payment of both the principal of and interest on this Note shall be made by check mailed to such office as the holder of this Note shall designate in writing to the Maker.

            Should the principal of or interest on this Note become due and payable on other than a business day, the maturity thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate per annum herein specified during such extension. The term "business day" shall mean any day that is not a Saturday, Sunday or legal holiday in the State of Connecticut.
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            In case of the occurrence of any of the following events (each, an
"Event of Default"):

                  (i) default shall be made in the payment of principal of or interest on this Note, when and as the same shall become due and payable, whether at the due date, pursuant to a Mandatory Prepayment or by acceleration hereof or otherwise;

                  (ii) the Maker shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator, (B) admit in writing his inability to pay his debts as they mature, (C) make a general assignment for the benefit of creditors, (D) be adjudicated a bankrupt or insolvent,
      (E) file a voluntary petition, or have filed against him a petition, in bankruptcy or petition or answer seeking a reorganization or an arrangement with his creditors, or (F) take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or file an answer admitting the material allegations of a petition filed against him in any proceeding under any such law;

                  (iii) an order, judgment or decree shall be entered, without the application, approval or consent of the Maker, by any court of competent jurisdiction, approving a petition seeking reorganization of the Maker, or appointing a receiver, trustee or liquidator for the Maker;

                  (iv) the Maker shall become or be in default under the provisions of (A) this Note, (B) the Pledge Agreement or the Employment Agreement dated as of May 17, 1999, between the Maker and the Payee, in each case as the same may hereafter be amended and in effect from time to time, or (C) any other material agreement between the Maker and the Payee or any of its affiliates or between the Maker and the holder hereof or any of its affiliates (which default under such other material agreement is not cured within 10 days from the date of notice hereof to the Maker); or

                  (v) the Maker shall experience a termination of employment with the Payee for any reason or shall die;

then, (1) in the case of clauses (i), (iv) and (v) of this Note, the holder of this Note may, upon written notice to the Maker or his estate or executor, declare this Note to be forthwith due and payable, whereupon this Note shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, and (2) in the case of clauses (ii) and (iii) of this Note, this Note shall forthwith become due and payable both as to principal and interest, automatically without any action on the part of the holder hereof and without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived. In addition, at any time after the earlier to occur of: (i) the Maturity Date and (ii) the occurrence of an Event of Default, the Payee shall be entitled, to the maximum extent permitted under applicable law, to offset any amount due and

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owing to it hereunder against any amount payable on or after such time by the
Payee to the Maker.

            The Payee hereby acknowledges and agrees that if the Pledged Collateral (as defined in the Pledge Agreement) is insufficient to satisfy the Maker's obligations to the Payee pursuant to this Note and the Pledge Agreement, the Payee shall have full recourse to the assets of the Maker legally available for repayment of creditors.

            The provisions hereof shall be binding upon and inure to the benefit of the holder of this Note and its successors and assigns. This Note may not be assigned or transferred by the Maker.

            The Maker agrees to pay all costs of collection, including reasonable attorneys' fees, incurred by the holder of this Note in collecting or enforcing this Note, whether in connection with a reorganization, bankruptcy or other similar proceeding or upon default.

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            This Note shall be governed by the laws of the State of Connecticut applicable to contracts made and to be performed therein.


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                                                      Hugh Davis

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